    Press Release

UGI Reports First Quarter Results
February 4, 2026

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal quarter ended December 31, 2025.

HIGHLIGHTS
•Q1 GAAP diluted earnings per share ("EPS") of $1.34 and adjusted diluted EPS of $1.26 compared to GAAP diluted EPS of $1.74 and adjusted diluted EPS of $1.37 in the prior-year period.
•Q1 reportable segments earnings before interest expense and income taxes1 ("EBIT") of $441 million compared to $420 million in the prior-year period.
•In January 2026, entered into definitive agreements to divest of the LPG businesses in Czech Republic, Hungary, Poland, Slovakia and Romania for an enterprise value of approximately €48 million. Since fiscal 2025, UGI International has entered into agreements to divest of its LPG operations in 7 countries (approximately 5% of the fiscal 2025 EBIT for the segment) which will generate approximately $215 million in cash proceeds.
•In January 2026, Moody’s upgraded AmeriGas’ rating from negative to positive "outlook".
•Filed gas base rate cases for UGI Utilities and Mountaineer Gas subsequent to the quarter, requesting overall distribution rate increases of $99 million and $27 million, respectively. The requests are intended to recover UGI’s investment in upgrading aging infrastructure as we maintain our commitment to provide safe, reliable, and affordable energy to customers.

Bob Flexon, President and Chief Executive Officer, said, "UGI had a solid start to fiscal 2026, delivering 5% growth in total reportable segment EBIT in line with our expectation. Our natural gas businesses produced strong results, driven by strong gas demand and the impact of the gas base rate case at our Pennsylvania utility. Across our Global LPG businesses, we capitalized on favorable weather in certain U.S. regions and more than offset the impact of the divestitures through operational improvements, effective margin management and disciplined cost control.

"Importantly, we continue to make meaningful progress on our business processes, safety, and cultural transformation, the foundational work that positions UGI to unlock incremental intrinsic value. As we look to the year ahead, we remain focused on operational excellence, disciplined capital deployment, and executing our long-term growth strategy to drive continued shareholder value."

EARNINGS CALL AND WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss the quarterly earnings and other current activities at 9:00 AM ET on Thursday, February 5, 2026. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website at https://www.ugicorp.com and clicking on Investors and then Presentations. A replay of the webcast will be available after the event until 11:59 PM ET February 4, 2027.

CONTACT INVESTOR RELATIONS
Tel: +1 610-337-1000
Tameka Morris, ext. 6297

Arnab Mukherjee, ext. 7498

ABOUT UGI
UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the US and Europe. UGI offers safe, reliable, affordable, and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing, and energy marketing services.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses "adjusted net income attributable to UGI Corporation" and "adjusted diluted EPS", each of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

The tables on the last page of this press release reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure to adjusted net income attributable to UGI Corporation, and diluted EPS, the most comparable GAAP measure to adjusted diluted EPS, to reflect the adjustments referred to above.

1 Reportable segments' EBIT represents an aggregate of our reportable operating segment level EBIT, as determined in accordance with GAAP.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)

Utilities

For the fiscal quarter ended December 31,	2025	2024	(Decrease) Increase
Revenues	$591	$485	$106	22%
Total margin (a)	$302	$274	$28	10%
Operating and administrative expenses	$100	$91	$9	10%
Operating income	$155	$138	$17	12%
Earnings before interest expense and income taxes	$157	$141	$16	11%
Gas Utility system throughput - billions of cubic feet
Core market	36	31	5	16%
Total	101	98	3	3%
Gas Utility degree days—% colder (warmer) than normal (b)	16.8%	(3.2)%
Capital expenditures	$133	$106	$27	25%

•Gas Utility service territory experienced temperatures that were 21% colder than the prior-year period.
•Core market volumes increased 16% largely due to the colder weather.
•Total margin increased $28 million primarily due to the effect of higher gas base rates that went into effect in PA, and to a lesser extent, the effect of the colder weather which was largely mitigated by the weather normalization adjustment mechanism.
•Operating and administrative expenses increased $9 million primarily reflecting, among other things, higher personnel and maintenance expenses.
•Operating income increased $17 million as higher total margin ($28 million) was partially offset by higher operating and administrative expenses ($9 million) and increased depreciation expense ($3 million) from continued distribution system capital expenditure activity.

Midstream & Marketing

For the fiscal quarter ended December 31,	2025	2024	(Decrease) Increase
Revenues	$427	$367	$60	16%
Total margin (a)	$139	$138	$1	1%
Operating and administrative expenses	$35	$29	$6	21%
Operating income	$84	$91	$(7)	(8)%
Earnings before interest expense and income taxes	$88	$95	$(7)	(7)%
Heating degree days - % colder (warmer) than normal (b)	14.1%	(3.9)%
Capital expenditures	$17	$32	$(15)	(47)%

•Temperatures were 18% colder than the prior-year period.
•Total margin was comparable with the prior-year period as the effect of the colder weather was partially offset by lower margin due to a lag in recovery of higher pipeline transportation costs.
•Operating and administrative expenses increased $6 million primarily due to higher personnel-related expenses and increased operating cost related to plants placed in service in September 2025.
•Operating income decreased $7 million largely reflecting higher operating and administrative expenses.

UGI International

For the fiscal quarter ended December 31,	2025	2024	(Decrease) Increase
Revenues	$575	$638	$(63)	(10)%
Total margin (a)	$284	$264	$20	8%
Operating and administrative expenses (a)	$134	$134	$—	—%
Operating income	$127	$106	$21	20%
Earnings before interest expense and income taxes	$124	$110	$14	13%
LPG retail gallons sold (millions)	195	218	(23)	(11)%
Heating degree days - % (warmer) than normal (b)	(0.7)%	(3.5)%
Capital expenditures	$11	$14	$(3)	(21)%

UGI International base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. Differences in these translation rates affect the comparison of line item amounts presented in the table above. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During the 2025 and 2024 three-month periods, the average unweighted euro-to-dollar translation rates were approximately $1.16 and $1.07, respectively, and the average unweighted British pound sterling-to-dollar translation rates were approximately $1.33 and $1.28, respectively.

•Temperatures were 1% warmer than normal and 1% colder than the prior-year period.
•Retail volumes were 11% lower than the prior-year period largely due to lower volume from crop drying campaigns, divesting the LPG businesses in Italy and Austria, and continued structural conservation.
•Total margin increased $20 million reflecting higher average LPG unit margins due to effective margin management and the translation effects of the stronger foreign currencies (~$24 million), partially offset by lower retail volumes sold.
•Operating and administrative expenses were comparable with the prior-year period as the impact of the aforementioned divestitures, as well as lower distribution and maintenance expenses stemming from operating efficiency improvements, were fully offset by the translation effects of the stronger foreign currencies (~$13 million).
•EBIT increased $14 million as higher total margin ($20 million) was partially offset by lower realized gains on foreign currency exchange contracts ($7 million).

AmeriGas Propane

For the fiscal quarter ended December 31,	2025	2024	(Decrease) Increase
Revenues	$600	$627	$(27)	(4)%
Total margin (a)	$349	$347	$2	1%
Operating and administrative expenses	$244	$236	$8	3%
Operating income / earnings before interest expense and income taxes	$72	$74	$(2)	(3)%
Retail gallons sold (millions)	205	204	1	—%
Heating degree days - % colder (warmer) than normal (b)	0.8%	(6.3)%
Capital expenditures	$30	$23	$7	30%
•Temperatures were 1% colder than normal and 8% colder than the prior-year period.
•Retail gallons increased as the effects of colder weather in the East were largely offset by the effect of warmer weather in the West, divesting the LPG operations in Hawaii (2 million gallons), and the continued effect of net customer attrition.
•Total margin increased $2 million as the impact of higher average LPG unit margins was partially offset by lower fee income.
•Operating and administrative expenses increased $8 million largely due to continued investment in customer-facing initiatives which led to higher personnel-related and advertising expenses.
•EBIT decreased $2 million as higher total margin, higher gains on asset sales, and lower depreciation and amortization expenses were more than offset by higher operating and administrative expenses.

(a)Total margin represents total revenue less total cost of sales. In the case of Utilities, total margin is also reduced by certain revenue-related taxes.
(b)Deviation from average heating degree days is determined on a 10-year period utilizing volume-weighted weather data.

REPORT OF EARNINGS – UGI CORPORATION
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Utilities	$591	$485	$1,867	$1,590
Midstream & Marketing	427	367	1,543	1,342
UGI International	575	638	2,056	2,192
AmeriGas Propane	600	627	2,249	2,269
Corporate & Other (a)	(110)	(87)	(375)	(274)
Total revenues	$2,083	$2,030	$7,340	$7,119
Earnings before interest expense and income taxes:
Utilities	$157	$141	$419	$406
Midstream & Marketing	88	95	286	306
UGI International	124	110	328	316
AmeriGas Propane	72	74	164	145
Total reportable segments	441	420	1,197	1,173
Corporate & Other (a)	21	99	(147)	(140)
Total earnings before interest expense and income taxes	462	519	1,050	1,033
Interest expense:
Utilities	(29)	(26)	(103)	(96)
Midstream & Marketing	(14)	(12)	(51)	(42)
UGI International	(11)	(10)	(47)	(43)
AmeriGas Propane	(38)	(33)	(149)	(148)
Corporate & Other, net (a)	(19)	(21)	(70)	(67)
Total interest expense	(111)	(102)	(420)	(396)
Income before income taxes	351	417	630	637
Income tax expense	(54)	(42)	(30)	(87)
Net income attributable to UGI Corporation	$297	$375	$600	$550
Earnings per share attributable to UGI shareholders:
Basic	$1.38	$1.74	$2.79	$2.58
Diluted	$1.34	$1.74	$2.72	$2.55
Weighted Average common shares outstanding (thousands):
Basic	214,842	214,933	214,919	213,204
Diluted	221,418	215,695	220,588	215,875
Supplemental information:
Net income attributable to UGI Corporation:
Utilities	$98	$89	$246	$240
Midstream & Marketing	61	89	241	235
UGI International	103	100	245	279
AmeriGas Propane	24	(46)	106	(85)
Total reportable segments	286	232	838	669
Corporate & Other (a)	11	143	(238)	(119)
Total net income attributable to UGI Corporation	$297	$375	$600	$550

(a)    Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our Chief Operating Decision Maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share.

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconcile diluted EPS, the most comparable GAAP measure, to adjusted diluted EPS, to reflect the adjustments referred to previously:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted net income attributable to UGI Corporation (millions):
Net income attributable to UGI Corporation	$297	$375	$600	$550
Net losses (gains) on commodity derivative instruments not associated with current-period transactions (net of tax of $1, $14, $(15) and $49, respectively)	12	(64)	83	(201)
Unrealized losses (gains) on foreign currency derivative instruments (net of tax of $1, $6, $(8) and $3, respectively)	(4)	(16)	19	(8)
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $0, $0, $0, and $(3), respectively)	—	—	—	192
Loss on extinguishment of debt (net of tax of $0, $0, $(2) and $(3), respectively)	—	—	8	6
Impairments of equity method investments and assets (net of tax of $0, $0, $0 and $(3), respectively)	—	—	—	30
Costs associated with exit of the UGI International energy marketing business (net of tax of $0, $0, $0 and $(2), respectively)	—	—	—	4
Loss (gain) on disposals of businesses (net of tax of $1, $0, $3 and $(11), respectively)	(26)	—	12	55
Impact of change in tax law	—	—	(10)	—
AmeriGas operations enhancement for growth project (net of tax of $0, $0, $0 and $(4), respectively)	—	—	—	14
Restructuring costs (net of tax of $0, $0, $0 and $(19), respectively)	—	—	—	53
Total adjustments (1)	(18)	(80)	112	145
Adjusted net income attributable to UGI Corporation	$279	$295	$712	$695

Adjusted diluted earnings per share:
UGI Corporation earnings per share — diluted	$1.34	$1.74	$2.72	$2.55
Net losses (gains) on commodity derivative instruments not associated with current-period transactions	0.06	(0.30)	0.38	(0.93)
Unrealized losses (gains) on foreign currency derivative instruments	(0.02)	(0.07)	0.09	(0.04)
Loss associated with impairment of AmeriGas Propane goodwill	—	—	—	0.89
Loss on extinguishment of debt	—	—	0.04	0.03
Impairments of equity method investments and assets	—	—	—	0.14
Costs associated with the exit of the UGI International energy marketing business	—	—	—	0.02
Loss (gain) on disposals of businesses	(0.12)	—	0.05	0.25
Impact of change in tax law	—	—	(0.05)	—
AmeriGas operations enhancement for growth project	—	—	—	0.06
Restructuring costs	—	—	—	0.25
Total adjustments	(0.08)	(0.37)	0.51	0.67
Adjusted diluted earnings per share	$1.26	$1.37	$3.23	$3.22
(1)Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.